Exhibit 10.5
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                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into by Switchboard Incorporated, a Delaware corporation (the "Company"), and James M. Canon (the "Executive"; and together with the Company, the "Parties") as of this 19th day of March, 2004.

     The Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company. In consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

     1. Term of Employment. The Company hereby agrees to employ the Executive,
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and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date of this Agreement and until terminated in accordance with the provisions of Section 5 of this Agreement (such period, the "Employment Period").

     2. Title; Capacity. The Executive shall serve as Vice President of Business
        ---------------
Development or in such other position as the Company's Chief Executive Officer (the "CEO") or its Board of Directors (the "Board") may determine from time to time. The Executive shall be based at the Company's headquarters in Westborough, Massachusetts or such place or places in the continental United States as the Board shall determine. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to the Executive by, the Board or such officer of the Company as may be designated by the Board.

     The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the CEO or the Board shall from time to time reasonably assign to the Executive. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3. Compensation and Benefits.
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          3.1 Salary; Bonus. During the Employment Period, the Company shall pay
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the Executive, in periodic installments in accordance with the Company's customary payroll practices, a base salary of $6,153.85 bi-weekly (equivalent to an annual salary of $160,000). Such salary shall be subject to adjustment thereafter as determined by the Board (such salary, as adjusted, the "Base Salary"). During the Employment Period, the Executive shall be eligible to receive an annual bonus, in the discretion of the Board (such bonus, the "Bonus"), in the event the Executive meets the criteria for payment of the Bonus, if any, established by the Board, in its discretion. The amount of any such Bonus shall be determined by the Board, in its discretion.

          3.2 Benefits. The Executive shall be entitled to participate in all
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benefit programs (other than bonus programs which are addressed in Section 3.1 of this Agreement) that the Company establishes and makes available to its employees, if any, to the extent that the Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate.

          3.3 Reimbursement of Expenses. The Company shall reimburse the
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Executive for all reasonable and documented travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

          3.4 Withholding. All salary, bonus and other compensation payable to
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the Executive shall be subject to applicable withholding taxes.

     4. Change in Control.
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          4.1 Stock Options.
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          (a) Upon a Change in Control (as defined in Section 4.2(a) of this
Agreement), 50% of the unvested portion (determined before giving effect to any vesting acceleration related to such Change in Control provided for under the terms of the specific agreements or awards underlying such stock options or restricted stock or the terms of any stock plans associated with such stock options or restricted stock) of any outstanding stock options and restricted stock granted by the Company to the Executive, other than those options set forth on Schedule 4.1 to this Agreement (the "Excluded Options"), shall vest and
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become exercisable in full effective immediately prior to the Change in Control.
The remaining 50% of the unvested portion of any outstanding stock options and restricted stock granted by the Company to the Executive, other than the Excluded Options, shall (i) continue to vest in accordance with the original vesting schedule set forth in the specific agreements or awards underlying such options or restricted stock, with 50% of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date, and (ii) immediately vest and become exercisable in full if on or prior to the first anniversary of the date of the Change in Control the Executive's employment with the Company is terminated by the Executive pursuant to Section 5.2 of this Agreement or by the Company pursuant to Section 5.4 of this Agreement.

          (b) In the event that, pursuant to a Change in Control, any outstanding stock options granted by the Company to the Executive are not assumed, or substituted for, by the acquiring, succeeding or surviving person, group or entity, as the case may be, or do not otherwise remain outstanding and effective substantially in accordance with their terms as in effect prior to such Change in Control (subject to appropriate adjustments and any accelerated vesting pursuant to the terms of such stock options, their associated stock plans or this Agreement), and if the Executive's employment with the Company is terminated on or prior to the first anniversary of the date of the Change in Control by the Executive pursuant to Section 5.2 of this Agreement or by the Company pursuant to Section 5.4 of this Agreement, the Company shall pay to the Executive a cash amount equal to the Unassumed Option Value (as defined in this Section 4.1(b)) in one lump sum within fourteen (14) days following such termination. The payment to the Executive of any Unassumed Option Value shall be contingent upon the Executive's compliance with clauses (I) and (II) of the last


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

sentence of Section 6.2 of this Agreement. As used in this Agreement, "Unassumed Option Value" means the amount by which (i) the product of (I) the highest per share consideration received by the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), for each share of Common Stock surrendered pursuant to such Change in Control (the "Change in Control Amount") multiplied by (II) the number of shares of Common Stock subject to all stock options held by the Executive as of immediately prior to such Change in Control, for which the Change in Control Amount exceeds the per share exercise price, that remained unvested after taking into account any accelerated vesting pursuant to the terms of such stock options, their associated stock plans and this Agreement (the "Unvested Shares") exceeds (ii) the aggregate exercise price under such stock options for such Unvested Shares. The fair market value of consideration received by the holders of the Common Stock in calculating the Change in Control Amount shall be determined based on the fair market value of such consideration as of the date of the Change in Control.

          4.2 Certain Definitions. As used in this Agreement, the following
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terms shall have the following respective meanings:

          (a) "Change in Control" means an event or occurrence set forth in any one or more of subsections (i) through (iv) below:

             (i) any person, entity or group (other than the Company, ePresence, Inc., any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities;

             (ii) a merger or consolidation of the Company occurs following which the beneficial holders of the voting securities of the Company outstanding immediately prior thereto do not beneficially hold securities representing more than 50% of the combined voting power of the voting securities of the surviving entity that are outstanding immediately after such merger or consolidation;

             (iii) there is a sale of all or substantially all of the assets of the Company; or

             (iv) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

          (b) "Good Reason" shall mean (i) a material adverse change in the Executive's authority, duties or compensation without the prior consent of the Executive, (ii) a material breach by the Company of the terms of this Agreement, which breach is not remedied by the Company within 30 business days following written notice from the Executive to the Company notifying it of such breach or
(iii) the relocation of the Executive's place of work more than 35 miles from Westborough, Massachusetts.

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

          (c) "Cause" shall mean the willful and repeated failure of the Executive to perform substantially his duties, or action by the Executive involving willful misfeasance, gross negligence or the commission of any felonious action.

          4.3 Taxes.
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          (a) Notwithstanding any other provision of this Agreement, except as set forth in Section 4.3(b) of this Agreement, in the event that the Company undergoes a "Change in Ownership or Control" (as defined in Section 4.3(c)(i) of this Agreement), the Company shall not be obligated to provide to the Executive a portion of any "Contingent Compensation Payments" (as defined in Section 4.3(c)(ii) of this Agreement) that the Executive would otherwise be entitled to receive to the extent necessary to eliminate any "excess parachute payments" (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) for the Executive. For purposes of this Section 4.3, the Contingent Compensation Payments so eliminated shall be referred to as the "Eliminated Payments" and the aggregate amount (determined in accordance with Proposed Treasury Regulation Section 1.280G-1, Q/A-30 or any successor provision) of the Contingent Compensation Payments so eliminated shall be referred to as the "Eliminated Amount."

          (b) Notwithstanding the provisions of Section 4.3(a) of this Agreement, no such reduction in Contingent Compensation Payments shall be made if (i) the Eliminated Amount (computed without regard to this sentence) exceeds
(ii) 110% of the aggregate present value (determined in accordance with Proposed Treasury Regulation Section 1.280G-1, Q/A-31 and Q/A-32 or any successor provisions) of the amount of any additional taxes that would be incurred by the Executive if the Eliminated Payments (determined without regard to this sentence) were paid to him (including state and federal income taxes on the Eliminated Payments, the excise tax imposed by Section 4999 of the Code payable with respect to all of the Contingent Compensation Payments in excess of the Executive's "base amount" (as defined in Section 280G(b)(3) of the Code) and any withholding taxes). The override of such reduction in Contingent Compensation Payments pursuant to this Section 4.3(b) shall be referred to as a "Section 4.3(b) Override." For purposes of this Section 4.3(b), if any federal or state income taxes would be attributable to the receipt of any Eliminated Payment, the amount of such taxes shall be computed by multiplying the amount of the Eliminated Payment by the maximum combined federal and state income tax rate provided by law.

          (c) Certain Definitions. As used in this Section 4.3, the following
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terms shall have the following respective meanings:

             (i) "Change in Ownership or Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with
Section 280G(b)(2) of the Code.

             (ii) "Contingent Compensation Payment" shall mean any payment (or benefit) in the nature of compensation that is made or made available (under this Agreement or otherwise) to a "disqualified individual" (as defined in
Section 280G(c) of the Code) and that is contingent (within the meaning of
Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.

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

          (d) Any payments or other benefits otherwise due to the Executive following a Change in Ownership or Control that could reasonably be characterized (as determined by the Company) as Contingent Compensation Payments (the "Potential Payments") shall not be made until the dates provided for in this Section 4.3(d). Within thirty (30) days after each date on which the Executive first becomes entitled to receive (whether or not then due) a Contingent Compensation Payment relating to such Change in Ownership or Control, the Company shall determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (i) which Potential Payments constitute Contingent Compensation Payments, (ii) the Eliminated Amount and
(iii) whether the Section 4.3(b) Override is applicable. Within thirty (30) days after delivery of such notice to the Executive, the Executive shall deliver a response to the Company (the "Executive Response") stating either (A) that he agrees with the Company's determination pursuant to the preceding sentence, in which case he shall indicate, if applicable, which Contingent Compensation Payments, or portions thereof (the aggregate amount of which, determined in accordance with Proposed Treasury Regulation Section 1.280G-1, Q/A-30 or any successor provision, shall be equal to the Eliminated Amount), shall be treated as Eliminated Payments or (B) that he disagrees with such determination, in which case he shall set forth (I) which Potential Payments should be characterized as Contingent Compensation Payments, (II) the Eliminated Amount,
(III) whether the Section 4.3(b) Override is applicable, and (IV) which (if any) Contingent Compensation Payments, or portions thereof (the aggregate amount of which, determined in accordance with Proposed Treasury Regulation Section 1.280G-1, Q/A-30 or any successor provision, shall be equal to the Eliminated Amount, if any), shall be treated as Eliminated Payments. In the event that the Executive fails to deliver an Executive Response on or before the required date, the Company's initial determination shall be final and the Contingent Compensation Payments that shall be treated as Eliminated Payments shall be determined by the Company in its absolute discretion. If the Executive states in the Executive Response that he agrees with the Company's determination, the Company shall make the Potential Payments to the Executive within ten (10) business days following delivery to the Company of the Executive Response (except for any Potential Payments which are not due to be made until after such date, which Potential Payments shall be made on the date on which they are due). If the Executive states in the Executive Response that he disagrees with the Company's determination, then, for a period of thirty (30) days following delivery of the Executive Response, the Executive and the Company shall use good faith efforts to resolve such dispute. If such dispute is not resolved within such 30-day period, such dispute shall be settled exclusively by arbitration in accordance with the provisions of Section 10.10 of this Agreement. The Company shall, within three (3) business days following delivery to the Company of the Executive Response, make to the Executive those Potential Payments as to which there is no dispute between the Company and the Executive regarding whether they should be made (except for any such Potential Payments which are not due to be made until after such date, which Potential Payments shall be made on the date on which they are due). The balance of the Potential Payments shall be made within three (3) business days following the resolution of such dispute.

          (e) Upon the written request of the Executive (which request must specify the Executive's actual tax circumstances) delivered to the Company within ninety (90) days following the timely filing of all relevant tax returns for the Executive for the year or other taxable period in which the Eliminated Payments would have been made, the Eliminated Payments shall be recomputed based upon the Executive's actual tax circumstances and the reference to "110%" in clause (ii) of Section 4.3(b) of this Agreement shall be deemed to be "100%."


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

If, as a result of such recomputation, there are no Eliminated Payments, the Executive shall become entitled to receive Contingent Compensation Payments previously treated as Eliminated Payments within ten (10) days of the delivery of the aforementioned request.

          (f) The provisions of this Section 4.3 are intended to apply to any and all payments or benefits available to the Executive under this Agreement or any other agreement or plan of the Company under which the Executive receives Contingent Compensation Payments.

     5. Termination of Employment Period. The employment of the Executive by the
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Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          5.1 At the election of the Company, for Cause, immediately upon written notice by the Company to the Executive (which notice shall identify the Cause upon which the termination is based); provided, however, that the Company
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has complied with the provisions of Section 4.2(c) of this Agreement.

          5.2 At the election of the Executive, for Good Reason, immediately upon written notice by the Executive to the Company (which notice shall identify the Good Reason upon which the termination is based); provided, however, that
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the Executive has complied with the provisions of Section 4.2(b) of this
Agreement.

          5.3 Upon the death or disability of the Executive. As used in this Agreement, the term "disability" shall mean the inability of the Executive, due to a physical or mental disability, for a period of 180 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company; provided,
                                                                   --------
however, that if the Executive and the Company do not agree on a physician, the
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Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all Parties.

          5.4 At the election of either Party, immediately upon written notice of termination to the other Party.

     6. Effect of Termination.
        ---------------------

          6.1 In the event the Executive's employment is terminated pursuant to Sections 5.1 or 5.3 of this Agreement or by the Executive pursuant to Section
5.4 of this Agreement, the Company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 of this Agreement through the last day of his actual employment by the Company, specifically excluding any unpaid portion of his annual bonus, if any, for the then current fiscal year.

          6.2 In the event the Executive's employment is terminated by the Executive pursuant to Section 5.2 of this Agreement or by the Company pursuant to Section 5.4 of this Agreement, the Company shall (i) continue to pay to the Executive during the period ending on a date six months after the date of such termination (the "Payment Period"), in periodic installments in accordance with


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

the Company's customary payroll practices, (x) 50% of his annualized base salary as in effect on the date of termination, (y) 50% of his targeted Bonus established by the Board, if any, for the then current fiscal year (or, if such targeted Bonus has not yet been determined (and the Board has not affirmatively determined that the Executive would not be entitled to a targeted Bonus for the current fiscal year), 50% of his targeted bonus for the prior fiscal year) and
(z) a pro rata portion, based upon the period the Executive was employed by the Company during the then current fiscal year, of his targeted Bonus established by the Board, if any, for the then current fiscal year, less any amount of such targeted Bonus already paid to the Executive, (or, if such targeted Bonus has not yet been determined (and the Board has not affirmatively determined that the Executive would not be entitled to a targeted Bonus for the current fiscal year), a pro rata portion, based upon the period the Executive was employed by the Company during the then current fiscal year, of his targeted Bonus for the prior fiscal year), and (ii) continue to provide to the Executive during the Payment Period the other benefits described under Section 3.2 of this Agreement (to the extent such benefits can be provided to non-employees, or to the extent such benefits cannot be provided to non-employees, then a cash amount equal to the Company's cost of such benefits on a group basis). For the avoidance of doubt, the Executive's target Bonus for the fiscal year ended December 31, 2004 is $60,000. Without limiting the time period for which the Company may be required to provide benefits under the foregoing clause (ii) of this Section 6.2 and notwithstanding the provisions of clause (i) of this Section 6.2 regarding the timing of payments, if the Company is required to make payments to the Executive under this Section 6.2 as a result of a termination of the Executive's employment within twelve (12) months after a Change in Control, all such payments shall be paid to the Executive in one lump sum within fourteen (14) days following such termination. The payment to the Executive of the amounts payable under this Section 6.2 (I) shall be contingent upon the execution by the Executive of a severance agreement and general release in a form reasonably acceptable to the Company and (II) shall, subject to Section 4.1(b) of this Agreement, constitute the sole remedy of the Executive in the event of a termination of the Executive's employment in the circumstances set forth in this
Section 6.2.

     7. Non-Competition and Non-Solicitation.
        ------------------------------------

          7.1 Non-Competition. While the Executive is employed by the Company
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and during the Payment Period (regardless of the reason for termination of the
Executive's employment and regardless of the timing of payments, if any, required under Section 6 hereof), the Executive will not directly or indirectly engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly held company) that is competitive with the Company's business, including, without limitation, any business or enterprise that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company or any of its subsidiaries while the Executive was employed by the Company.

          7.2 Non-Solicitation. While the Executive is employed and during the
              ----------------
Payment Period (regardless of the reason for termination of the Executive's employment and regardless of the timing of payments, if any, required under
Section 6 hereof), the Executive will not directly or indirectly, either alone


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

or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Executive to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Executive to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the term of the Executive's employment with the Company; provided,
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however, that this clause (ii) shall not apply to the solicitation, hiring or
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engagement of any individual whose employment with the Company has been terminated for a period of six months or longer.

          7.3 Extension. If the Executive violates the provisions of Sections
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7.1 or 7.2 of this Agreement, the Executive shall continue to be bound by the restrictions set forth in such Sections until a period equal in duration to the Payment Period has expired without any violation of such provisions.

          7.4 Interpretation. If any restriction set forth in Sections 7.1 or
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7.2 of this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          7.5 Equitable Remedies. The restrictions contained in this Section 7
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are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 7 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Executive agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 7 without posting a bond and the Executive hereby waives the adequacy of a remedy at law as a defense to such relief.

          7.6 Consent and Jurisdiction. The Executive hereby irrevocably submits
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to the courts of the Commonwealth of Massachusetts or, if appropriate, a federal court located in Massachusetts, which courts, for purposes of this Section 7 are the only courts of competent jurisdiction, over any action by the Company resulting from, asserting or otherwise based upon or derived from a breach by the Executive of his obligations under this Section 7.

     8. Continuing Obligations. In order to induce the Company to enter into
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this Agreement, the Executive hereby ratifies and confirms his [Invention and
Non-Disclosure Agreement] with the Company. Without limiting the generality of the foregoing, the Executive agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment by the Company shall be deemed to be confidential and proprietary to the Company and he shall retain in confidence any confidential information known to him concerning the Company and its parent and/or subsidiaries and their respective businesses and such information shall not be disclosed.

     9. Other Agreements. The Executive represents that his performance of all
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the terms of this Agreement and the performance of his or her duties as an


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

Executive of the Company do not and will not breach any agreement with any prior employer or other party to which the Executive is a party (including, without limitation, any nondisclosure or non-competition agreement). Any agreement to which the Executive is a party (other than any such agreement with the Company) relating to nondisclosure, non-competition or non-solicitation of employees or customers is listed on Schedule 9 attached to this Agreement.

     10. Miscellaneous.
         -------------

          10.1 Notices. Any notice delivered under this Agreement shall be
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deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth below:

        If to the Company:                     If to the Executive:

        Switchboard Incorporated               At the address set forth in the
        120 Flanders Road                      Company's payroll records.
        Westborough, Massachusetts 01581
        Attention:   Chief Executive Officer
        Telephone:   (508) 898-1122
        Telecopy:    (508) 870-2000

Either Party may give any notice under this Agreement using any other means (including, without limitation, personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either Party may change the address to which notices are to be delivered by giving notice of such change to the other Party in the manner set forth in this Section 10.1.

          10.2 Pronouns. Whenever the context may require, any pronouns used in
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this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

          10.3 Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, except for option agreements, as may be modified by this Agreement, and invention and non-disclosure agreements between the parties existing on the date hereof.

          10.4 Amendment. This Agreement may be amended or modified only by a
               ---------
written instrument executed by both the Company and the Executive.

          10.5 Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof).

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

          10.6 Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of both Parties and their respective successors and assigns, including any entity with which, or into which, the Company may be merged or which may succeed to the Company's assets or business; provided,
                                                                 --------
however, that the obligations of the Executive are personal and shall not be
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assigned by him. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment (with the Executive treated under Section 6 of this Agreement as if his employment had been terminated within twelve (12) months after a Change in Control). As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

          10.7 Waivers. No delay or omission by the Company in exercising any
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right under this Agreement shall operate as a waiver of that or any other right.
A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          10.8 Captions. The captions of the sections of this Agreement are for
               --------
convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          10.9 Severability. In case any provision of this Agreement shall be
               ------------
invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          10.10 Arbitration. Any controversy or claim arising out of or relating
                -----------
to this Agreement or any breach of this Agreement shall be settled by arbitration to be conducted in Boston, Massachusetts, in accordance with the Employment Dispute Arbitration Rules of the American Arbitration Association then in effect before a single arbitrator who shall have experience in the area of the matter in dispute. The arbitrator may grant relief in the nature of injunctions or other relief in such dispute or controversy. The decisions of the arbitrator shall be final, conclusive and binding on the Parties. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and the Executive shall each pay one-half of the costs and expenses of such arbitration, and each of them shall separately pay their own counsel fees and expenses and other costs of the arbitration. Notwithstanding the foregoing, the Company shall have the right to seek remedies, including, without limitation, injunctive relief, specific performance and monetary damages, in court as provided for in Section 7.6 of this Agreement in accordance with the terms of such Section 7.6.

          10.11 Executive's Acknowledgements. The Executive acknowledges that
                ----------------------------
he: (a) has read this Agreement; (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Executive's own choice or has voluntarily declined to seek such counsel; (c) understands the terms and consequences of this Agreement; and (d) understands that the law firm of Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by this Agreement, and is not acting as counsel for the Executive.


                                    * * * * *

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year set forth above.

                                           SWITCHBOARD INCORPORATED


                                        By:/s/Robert P. Orlando
                                           --------------------
                                           Name: Robert P. Orlando
                                           Title: CFO


                                           EXECUTIVE

                                           /s/Mark Canon

                                           Mark Canon
                                           ----------
                                           [Printed Name of Executive]

                                  SCHEDULE 4.1

                                Excluded Options



Option dated 3/3/04


                                      4.1-1

                                   SCHEDULE 9

                                Prior Agreements

None.


                                       9-1